SEVEN ARTS ENTERTAINMENT, INC.
8439 W. Sunset Blvd.
4th Floor- West
Los Angeles, CA. 90046

Dated: As of December 30, 2011

BTNH Enterprises, Inc.
Charles Scruggs p/k/a Wish Bone
Anthony Henderson p/k/a Krayzie Bone
Stanley Howse p/k/a Flesh-N-Bone
Bryon McCane p/k/a Bizzy Bone and
potentially Stanley Howse p/k/a Layzie Bone
collectively p/k/a "BONE Thugs-N-Harmony" and
Tim "DJ U-Neek" Middleton

c/o Michael S. Traylor
Law Office of Michael S. Traylor
9018 Balboa Blvd., Suite 352
Northridge, CA. 91325
(310) 401-6610 ph
(661) 296-9965 fax
(310) 480-1200 efax

Gentlemen:

The following constitutes your and our agreement ("Agreement"):

1. Services. During the term of this Agreement ("Term") you shall, in accordance with the provisions hereof, exclusively render to us your services and furnish to us the services of one (1) or more producers for the purpose of recording and delivering to us Masters. Each of the individuals above shall agree to render their services hereunder through BTNH Enterprises, Inc. and the obligations hereunder a joint and several.

2. Term.

(a) The Term shall consist of an "Initial Period" and of the "Renewal Periods" for which we shall have exercised the options hereafter provided. We shall have (and you hereby grant to us) four (4) separate options, each to extend the Term for a Renewal Period. The term "Contract Period" shall mean the Initial Period or any Renewal Period. Each Renewal Period is hereafter sometimes referred to respectively in chronological order as the "First Renewal Period," "Second Renewal Period," "Third Renewal Period," and "Fourth Renewal Period". We may exercise each option to extend

the Term for a Renewal Period by giving you notice of our election to do so at any time prior to the commencement of the Renewal Period for which our option is exercised;

(b) (i) The Initial Period shall commence on the date hereof and shall continue until the date six (6) months after the initial release in the United States of the last Album required to be delivered to us in fulfillment of your "Recording Commitment" (defined below) for the Initial Period; and

(ii) Each Renewal Period shall run consecutively, shall commence upon the expiration of the immediately preceding Contract Period and shall continue until the date six (6) months after the initial release in the United States of the last Album required to be delivered to us in fulfillment of your Recording Commitment for that Renewal Period; and

3. Recording Commitment.

(a) The term "Recording Commitment" shall mean your performance for the recording of Masters sufficient to constitute the applicable number of Albums set forth below (each a "Required Album"), and your causing those Masters to be produced and delivered to us. During each Contract Period you shall fulfill the following Recording Commitment:

Contract Period	Number of Albums
Initial Period	One (1) Album ("First Album")
First Renewal Period	One (1) Album ("Second Album")
Second Renewal Period	One (1) Album ("Third Album")
Third Renewal Period	One (1) Album ("Fourth Album")
Fourth Renewal Period	One (1) Album ("Fifth Album")

In addition to the foregoing and as part of your Recording Commitment, at our request during any Contract Period, you shall deliver to us up to two (2) Albums embodying the performances of two (2) of your individual members as solo Albums (the "Solo Albums"). The member(s) performing on such Solo Albums and all creative elements thereof shall be mutually determined by you and us.

(b) You shall deliver to us the First Album no later than three (3) months after the date hereof. During each Renewal Period, you shall deliver to us the Required Album no later than three (3) months after the commencement of the particular Renewal Period. Notwithstanding the foregoing, you shall not without our prior written consent either (A) commence the recording of any Masters for any Required Album prior to the date that is three (3) months after the date of your delivery to us of the immediately-prior Required Album.

(c) Notwithstanding anything to the contrary contained herein, you shall have the right, to perform and record master recordings for third parties without any obligation to us; but only under the following circumstances:

(i) You may record up to three (3) Masters to be included on the Ruthless Records anniversary album anticipated to be released in 2012; and

(ii) You may record a Master for inclusion in a soundtrack album for a motion picture up to three (3) times per year (i.e., 3 different masters on 3 different soundtracks).

(iii) You may record a Master for inclusion in a benefit or special interest album (fundraiser, historical, etc.) up to two (2) times per year.

4. Recording Procedures.

(a) You shall designate and submit to us for our approval all Recording Elements. You shall also prepare and submit to us for our approval a proposed budget for all Recording Costs setting forth in detail all costs and expenses to be paid or incurred for the production, recording and delivery to us of the Masters ("Recording Budget"). No recording sessions shall be commenced nor shall any commitments be made or costs incurred hereunder with respect to any Masters unless and until we shall have approved in writing each Recording Element and the Recording Budget for those Masters.

(b) As a material condition of our obligations with respect to each Master, you shall cause all producers and mixers of each Master to execute all standard forms and releases. You shall furnish (or cause the producer of each Master to furnish) to us at such times as we shall require all union forms, session reports, invoices and other information required by us so that we promptly may pay all Recording Costs, otherwise comply with any of our obligations in connection with the Masters, release Records embodying the Masters and otherwise exploit the Masters;

(c) You shall deliver to us the Masters promptly after their completion. All original session tapes and any derivatives or reproductions thereof shall be delivered to us concurrently, or, at our election, maintained at a recording studio or other location designated by us, in our name and subject to our control. Each Master shall be subject to our approval as commercially and technically satisfactory for the manufacture and sale of Records, and, upon our request, you shall re-record any Selection until a Master commercially and technically satisfactory to us shall have been obtained;

(d) Each Master shall embody your vocal and instrumental performances as the sole featured artist of a single Composition not previously recorded by you and shall be newly-recorded in its entirety in a recording studio. Accordingly, no Master shall be recorded in whole or in part at a live concert or other live performance.

Each Required Album shall embody Masters of no fewer than ten (10) and no more than twelve (12) different Selections unless we agree otherwise in writing. You shall not record or deliver to us nor shall we be obligated to accept as delivered to us Masters constituting a Multiple Album. If, however, you shall do so and we shall accept as delivered to us those Masters, then, at our election, for the purpose of calculating the number of Masters recorded and delivered to us hereunder, those Masters shall be deemed to constitute only one (1) Album; and

(e) The term "Sampling" shall mean the use and reproduction of Other Material in a Master which is intended to be delivered to us hereunder. The term "Other Material" shall mean a Master Recording (or the Selection recorded therein) which is owned or controlled by a Person other than you. Without limiting anything contained herein, no Master shall be deemed delivered to us hereunder unless and until you shall have obtained all consents and licenses which we deem necessary in connection with the use and reproduction of Other Material as reproduced therein (including, without limitation, written clearances or licenses for the perpetual, unrestricted right throughout the Territory to reproduce and otherwise exploit the Other Material in the Master in question and all information pertaining to credit copy required by the copyright holder(s) of the Other Material in the Master in question), all of which shall be secured prior to our authorizing the mastering of the Master in question. You shall notify us of any Sampling and of the names and addresses of the recording artist(s), record companies, songwriters, publishers and other Persons who have any right, title or interest in and to the Other Material embodied in that Master as a result of that Sampling. As between you and us, you shall be solely responsible for and shall account for and pay to the Persons that own or control Other Material all monies to which those Persons are entitled as a result of the Sampling of any Other Material in any Master. No royalties, advances or other money shall be earned by or payable to you hereunder in connection with any Master containing Other Material unless and until we obtain documentation reasonably satisfactory to us to effectuate the foregoing. Nothing contained in the foregoing shall limit or waive any of your warranties, representations or indemnities hereunder.

(f) You shall pay the costs to record eight (8) Masters for each Album from the Recording Fund designated below (the Artist Masters). We shall pay the costs, in an amount approved by you, to record at least three (3) additional Masters (the "Company Masters") embodying the performance of superstar producers and/or artists. By way of example, we currently are anticipating engaging the following producers in connection with the Company Masters for the First Album: Dr. Dre, Diesel (Li'l Wayne" and Dane Grease. All such amounts shall be included as Recording Costs hereunder; but shall not reduce your Recording Fund. We shall be responsible to entering into the agreements with any such third parties and shall account to them and pay them directly.

(g) At least five (5) of the eight (8) Artist Masters shall be produced by Tim Middleton p/k/a DJ Uneek ("Producer") who shall also be credited as the Executive Producer of each Album hereunder.

5. Recording Costs.

(a) We shall provide you with no less than the following, applicable amount (the "Recording Fund") to be used to pay the Recording Costs of the Artist Masters If the amount of the Recording Fund exceeds the applicable Recording Budget for those Artist Masters; then you shall be entitled to retain the difference. The Recording Funds shall be recoupable from royalties earned by you hereunder.

i) First Album: $225,000 minimum - $450,000 maximum
ii) Second Album: $300,000 minimum - $600,000 maximum
iii) Third Album: $400,000 minimum - $800,000 maximum
iv) Fourth Album: $500,000 minimum - $1 Million maximum
v) Fifth Album: $600,000 minimum - $1.2 Million maximum
vi) Each Solo Album: $250,000 + 10% of the amount of the Recording Fund for the prior Album (not including any other Solo Album).

(b) Notwithstanding the foregoing, the above Recording Fund for each Album other than the First Album shall be determined, subject to the minimum and maximum above, by multiplying $1.00 by the gross, aggregate number of sales of the prior Album (excluding any Solo Album) as reflected in Soundscan and/or any other reputable indicia of record sales. The amount of the Recording Fund shall be determined upon commencement of recording of the applicable Album. By way of example, if the First Album sells 425,000 units, then the Recording Fund for the Second Album shall be $425,000.00. Likewise, if the Third Album sells 2 Million units; the Recording Fund for the Fourth Album shall be the $1 Million maximum provided for hereinabove.

(c) Fifty Percent of the Recording Fund shall be paid to you within ten (10) days after our approval of the Recording Budget for that Album. We shall not delay the process of approving any Recording Budget and our failure to advise you, in writing, of our non-approval within five (5) days after your submission thereof shall be deemed approval.

(d) We shall issue and permit you to issue so-called "purchase orders" against the balance of each Recording Fund for the applicable Album up to an amount when the balance of the applicable Recording Fund is Twenty-Five Thousand Dollars ($25,000.00).

(e) The balance, if any, of any Recording Fund, shall be distributed to you within ten (10) days after your delivery of the applicable Album.

6. Rights.

(a) All Masters, from the inception of the recording thereof, and all artwork created for use in connection with any reproduction thereof ("Artwork"), shall be deemed, for purposes of copyright law throughout the Territory, works made for hire by you and all other Persons rendering services in connection with those Masters and Artwork, specially ordered or commissioned by us for use as a contribution to a collective

work or compilation. Those Masters, from the inception of the recording thereof, and all Records and other reproductions made therefrom, together with the performances embodied therein and all copyrights therein and thereto and all renewals and extensions thereof, and all Artwork and all copyrights in and to all Artwork and all renewals and extensions thereof, shall be entirely our property throughout the Territory, free of any claims whatsoever by you or any other Person. Accordingly, we shall have the exclusive right to obtain registration of copyright (and all renewals and extensions) throughout the Territory in those Masters and Artwork in our name, as the owner and author thereof. If for any reason we shall be deemed not to be the author of any of those Masters or Artwork, this Agreement shall constitute an irrevocable transfer to us of ownership of copyright for the duration thereof (and all renewals and extensions thereof) throughout the Territory in those Masters or Artwork (as applicable) and, accordingly, you hereby grant, transfer, convey and assign directly to us the entire right, title and interest throughout the Territory, including, without limitation, the copyright, the right to secure copyright registration and any and all copyright renewal rights, in and to all Masters and Artwork. You hereby irrevocably assign to us (and to the extent such assignment is invalid or unenforceable, you hereby irrevocably waive the enforcement of) all rights of "droit moral" or "moral rights of authors" or similar rights throughout the Territory which you now or may hereafter have in and to the Masters and/or Artwork, all to the extent permitted under applicable law;

(b) You shall, upon our request, cause to be executed and delivered to us transfers of ownership of copyright (and all renewals and extensions) in the Masters and Artwork and any other documents we deem necessary to vest in us the rights granted to us in this Agreement, and you hereby irrevocably appoint us your attorney-in-fact for the purpose of executing those transfers of ownership and other documents in your name;

(c) Without limiting the generality of the foregoing, we and any Person designated by us shall have the exclusive, perpetual right throughout the Territory to manufacture, sell, distribute, transmit and/or advertise Records and other reproductions embodying the Masters under any trademarks, trade names or labels, and to license, convey and otherwise exploit and use the Masters by any method (whether now known or unknown) and in any medium (whether now known or unknown) and to perform publicly the Masters and/or Records embodying any Masters, all upon such terms as we may approve, or we may refrain from doing any or all of the foregoing;

(d) If you are entitled to any reversion of the copyright or other right, title and interest in and to any Master pursuant to the laws of the United States or any other country of the Territory, and that reversion is effected, then you hereby irrevocably license to us exclusively the entire right, title and interest throughout the Territory, for the duration of the copyright (and any renewals or extensions thereof) in and to such Master ("License Period"), including, without limitation, all of the exclusive rights set forth in subparagraph 6(c) above throughout the Territory during the License Period. In consideration of the foregoing license, we shall credit your royalty account hereunder royalties at the rates and on the terms

set forth in this Agreement for exploitations of the Masters occurring during the License Period;

(e) (i) We and any Person designated by us shall have the perpetual right throughout the Territory to use and to permit other Persons to use your Name , likeness, and other identification, and biographical material concerning you, and the name and likeness of any producer rendering services in connection with Masters for purposes of trade and advertising. We shall have the right to refer to you during the Term as our exclusive recording artist, and you, in your activities in the entertainment field, shall use reasonable efforts to be billed and advertised during the Term as our exclusive recording artist. The rights granted to us pursuant to this subparagraph shall be exclusive during the Term and nonexclusive thereafter. Notwithstanding anything to the contrary contained herein, during the Term, you shall not use any name other than the professional name utilized by you as of the date of this Agreement without first obtaining our prior written consent thereto; and

(ii) During the Term, you shall submit to us or we shall make available to you at our offices for your inspection, likenesses of and biographies concerning you for use in connection with the exploitation of Masters. We shall not use any likeness of or biography concerning you in connection with our exploitation of Masters unless that item has been approved by you or submitted by you. If you fail to submit to us sufficient likenesses and/or biographies for our use, or if you fail to notify us of your objection to any likeness or biography within five (5) business days after we have made them available to you for your inspection, we shall be free to utilize such likeness and/or biography as we shall reasonably require in connection with our exploitation of Masters;

(iii) We shall include you company's logo on all packaging, marketing and promotional materials, advertising materials and other media (including video chyrons) utilized by us in connection with the Records. We hereby grant to you the rights to utilize the Masters and Artwork hereunder in connection with any marketing and/or promotional activities in which you may initiate and/or in connection with your website(s).

(f) Notwithstanding anything to the contrary contained herein, provided you are not in default of any of your material obligations pursuant to this Agreement:

(i) We shall not without your consent sell or authorize the sale of Premiums embodying Masters;

(ii) We shall not without your consent release Phonograph Records embodying any so-called "outtakes";

(iii) Provided you are reasonably available therefor, we shall consult with you with respect to the Masters to be embodied on the so-called "A-side" of Singles to be commercially released by us during the Term. Our inadvertent failure to so consult with you shall not constitute a breach of this Agreement;

(iv) During the Term, we shall not without your consent license any Master for use in a theatrical motion picture, television program or commercial advertisement (other than a commercial advertisement for any Record embodying a Master, for any radio station or television station the programming of which consists at least in part of musical material or for any other retail outlet or service which sells or exploits Records); and

(v) We shall not, during the Term, without your consent, embody Masters together with other Master Recordings on Phonograph Records, except that we shall have the right to: (A) couple Masters together with other Master Recordings on no more than two (2) different Albums initially released during each calendar year period during the Term; (B) couple Masters on promotional Phonograph Records; (C) couple Masters on Phonograph Records distributed for use primarily in means of transportation or jukeboxes and (D) authorize consumer compilations (i.e., Records embodying Masters together with other Master Recordings that are selected and/or sequenced by the consumer); and

7. Marketing and Promotion.

(a) We acknowledge that the marketing, promotion and advertising undertaken in connection with the exploitation of each Master and each Album hereunder is of critical importance. Accordingly, we shall submit for your approval a Marketing and Promotional Budget for each Album which shall not be less than Five Hundred Thousand Dollars ($500,000.00), exclusive of the costs to make music videos. We shall also pay the costs of at least two (2) music videos for each Album released hereunder upon terms which are mutually approved by you and us.

(i) Fifty percent of the independent radio promotion costs expended by us and approved by you shall be recoupable from record royalties (not including mechanical royalties) payable to you hereunder.

(ii) You shall act reasonably in connection with the approval of such costs according to standard industry practices.

(b) Upon our request, you shall render services at such times and places as we may reasonably designate for the purpose of assisting us in the marketing, advertising or promotion of Records hereunder. Among those services are engaging in interviews, participating in press conferences, posing at photography sessions and appearing on

television, radio and on-line "chat" shows. We shall pay (or reimburse you if you have paid) for the reasonable costs of first-class travel and accommodations in connection with your services pursuant to this subparagraph, but you shall not pay or incur any costs or expenses in connection with your services pursuant to this subparagraph which are to be paid or reimbursed by us unless you and we mutually agree in writing on the nature and extent of those costs and expenses. The costs paid or incurred by us pursuant to this Article 7 shall **not** be recoupable from royalties earned by you hereunder.

8. Advances. In addition to the Recording Funds designated above, we shall pay to you as advances recoupable from royalties earned by you hereunder the following amounts at the following times (and all advances paid to you pursuant to this paragraph 8 shall be deemed specifically to include all union session scale payments which may be required to be made pursuant to the terms of any applicable union agreements, and you agree to complete any documentation required by any applicable union or which may otherwise be necessary for us to fulfill our obligations with respect thereto):

(a) For the First Album:

i) Seventy-Five Thousand Dollars ($75,000.00) within five (5) days after your execution of this Agreement; and

ii) Twenty-Five Thousand Dollars ($25,000.00) [of which Ten Thousand Dollars ($10,000.00) shall be recoupable from the royalty provided in Paragraph 9(a)(iii)] payable within five (5) days after your execution of this Agreement directly to Law Office of Michael S. Traylor (at the address on page 1 hereof) for legal services rendered; and

iii) Twenty-Five Thousand Dollars ($25,000.00) within five (5) days after your execution of this Agreement directly to Bryon McCane in connection with the acquisition of his services from third parties in furtherance of this Agreement.

(b) For each other Album (not including the Solo Albums), the sum of Fifty Thousand Dollars ($50,000.00), payable within five (5) days after the commencement of recording of the applicable Album; and

(c) For each Solo Album, the sum of Thirty Thousand Dollars ($30,000.00) payable within five (5) days after the commencement of recording of the applicable Album;

9. Royalties.

(a) On gross sales of all Records embodying Masters, we shall accrue to your royalty account a royalty computed by multiplying the applicable retail price of such Records, by the applicable royalty rate set forth below (subject to all of the other adjustments set forth in this Agreement):

(i) The royalty rate in respect of USNRC Net Sales of Records ("Royalty Rate") consisting entirely of Masters made hereunder during the applicable Contract Period specified below shall be as follows based upon the number of gross units sold:

Contract Period	**Royalty Rate**	**Gross sales of 100K-300K**	**Gross sales of 300-500K**	**Gross sales of 500K +**
Initial Period	15%	16%	17%	18%
1st Renewal	16%	17%	18%	19%
2nd Renewal	17%	18%	19%	20%
3rd Renewal	18%	19%	20%	21%
4th Renewal	19%	20%	21%	22%

The foregoing royalties are net royalties and shall not be reduced for sales of Albums in foreign territories, different technologies, packaging and/or for any other reason.

(ii) In connection with any Company Masters only, a base royalty of three percent (3%) may be deducted from the royalties above. Any other amounts in connection with any Company Masters, shall be borne by us.

(iii) We shall also pay, on your behalf, an additional amount to Michael S. Traylor, Law Offices of Michael S. Traylor, 9018 Balboa Blvd., Suite 352, Northridge, CA. 91343 in the equivalent amount of a Royalty Rate (as defined herein) of one percent (1%) calculated in accordance with this Article 9; but without regard to any royalty escalations as referenced above and whether or not your account is then recouped or unrecouped. We shall pay such amounts in accordance with the provisions of Article 10.

(b) Notwithstanding the foregoing:

(i) No royalties shall be payable on Records furnished as free or bonus Records to members, applicants or other participants in any record club or other direct mail distribution method; on Records distributed for promotional purposes to radio stations, television stations or networks, record reviewers, or other recipients of promotional Records; on so-called "promotional sampler" Records; on Records sold as scrap or as "cut-outs"; on Records distributed in any portion of the Territory in which the Masters embodied in those Records are in the public domain; on Records (whether or not intended for sale by the recipient) furnished on a no-charge or free basis ("Free Goods") or sold at less than fifty percent (50%) of their regular wholesale price to distributors, subdistributors, dealers or other Persons, whether or not the recipients thereof are affiliated with us; on Records distributed at no charge to our employees or Licensees; or on Records distributed for use in jukeboxes (including, without limitation, "video jukeboxes").

(ii) The royalty payable to you hereunder on a Record or other device embodying Masters together with other Master Recordings shall be computed by multiplying the otherwise applicable royalty rate by the "Reduction Factor." In connection with Records embodying sound only, the term "Reduction Factor" shall mean a fraction, the numerator of which shall be the number of Selections contained on the Masters which are embodied on that Record and the denominator of which shall be the total number of royalty-bearing Selections embodied on that Record. In connection with any other Records or other devices, the term "Reduction Factor" shall mean a fraction, the numerator of which shall be the playing time of the Selections contained on the Masters which are embodied on that Record or other device and the denominator of which shall be the total playing time of that Record or other device. For any Record or other device for which a finite running or playing time does not exist, the running or playing time of that Record or other device shall be deemed to be one hundred twenty (120) minutes; and

(iii) The royalty payable to you hereunder and the Recording Costs on a Master embodying your performances jointly with any other artist (i.e. other than BONE Thugs N Harmony or any of its members) or musician to whom we are obligated to pay a royalty in respect of that Master shall be computed by multiplying the otherwise applicable royalty rate and Recording Costs by a fraction, the numerator of which shall be one (1) and the denominator of which shall be the sum of one (1) and the total number of other Persons whose performances are embodied on that Master to whom we are obligated to pay a royalty in respect of that Master;

(iv) We shall maintain a joint accounting for each Album that is not a Solo Album hereunder and we shall maintain separate accounting for each Solo Album hereunder. In no event shall you be entitled to be paid royalties until such time as the proper accounting shows that you are in a recouped position

subject to the terms hereof. Notwithstanding the foregoing, we shall pay any producer royalties which may be or become due based upon a pro-rata recoupment of the applicable Master produced by that producer. Such producer royalties shall then be payable retroactively to the first unit sold.

(c) You hereby authorize us and our Licensees to collect and receive on your behalf any monies payable in the United States pursuant to the Audio Home Recording Act allocable to featured performers and otherwise determined to be payable to you in respect of your performances in Masters ("AHRA Monies") and monies payable with respect to the public performance of the Masters in the United States pursuant to any governmental legislation and/or society agreements throughout the Territory ("Public Performance Monies"). We shall credit to your royalty account hereunder an amount equal to one hundred percent (100%) of that portion of AHRA Monies and Public Performance Monies Received and specifically allocable to Masters (less any portion thereof which may be payable to any third Person, including, without limitation, any producer of Masters). You shall execute any further documentation which we reasonably deem necessary to effectuate the foregoing provisions of this subparagraph. You shall not have the right hereunder or otherwise to be paid or to have credited to your account any portion of Public Performance Monies or Audio Home Recording Act monies if such monies are allocable to the owner of the sound recording copyright; and

(d) In addition to the foregoing, we shall credit to your royalty account hereunder seventy-five percent (75%) of any other income which we may derive in connection with our placement of advertising in connection with websites and/or other media or materials used in marketing and promoting the Masters. We shall obtain your written consent prior to doing so.

10. Royalty Payments and Accountings.

(a) We shall send you statements for royalties payable hereunder on or before the date ninety (90) days after the end of each of our then-current semi-annual accounting periods (currently ending on June 30 and December 31), together with payment of royalties, if any, earned by you hereunder during the semi-annual period for which the statement is rendered (based on monies Received during the accounting period for which the statement is rendered), less all advances and charges against royalties under this Agreement. We shall have the right to retain, as a reserve against charges, credits or returns, such portion of payable royalties as shall be reasonable in our best business judgment. You shall reimburse us on demand for any overpayments, and we may also deduct the amount thereof from any monies payable hereunder. Royalties paid by us on Records subsequently returned shall be deemed overpayments;

(b) No royalties shall be payable to you on sales of Records or other exploitations of Masters by any of our Licensees until payment on those sales or other exploitations has been Received. Sales or other exploitations by a Licensee shall be

deemed to have occurred in the semi-annual accounting period during which we shall have Received accounting statements and payments from that Licensee;

(c) (i) Royalties on exploitations of Masters outside of the United States shall be computed in the currency in which a Licensee pays us, shall be credited to your royalty account hereunder at the same rate of exchange at which a Licensee pays us, and shall be proportionally subject to any foreign withholding or comparable taxes imposed upon our receipts; and

(ii) If we shall not receive payment in United States dollars in the United States for any exploitations of Masters outside of the United States, royalties on those exploitations shall not be credited to your royalty account hereunder. If all advances and other recoupable charges under this Agreement are then-currently recouped and if we are able to do so, we shall accept payment for those exploitations in foreign currency and shall deposit in a foreign bank or other depository of your choice, at your expense, in that foreign currency, that portion thereof, if any, as shall equal the royalties which would have been payable to you hereunder on those exploitations had payment for those exploitations been Received by us. The foregoing deposit shall not be reflected on your accounting statements hereunder. Deposit as aforesaid shall fulfill our royalty obligations hereunder as to those sales. If any law, ruling or other governmental restriction limits the amount a Licensee can remit to us, we may reduce your royalties hereunder by an amount proportionate to the reduction in that Licensee's remittance to us;

(d) You shall be deemed to have consented to all royalty accountings rendered or required to be rendered by us hereunder and each royalty accounting shall be conclusive, final and binding, shall constitute an account stated, and shall not be subject to any objection for any reason whatsoever, unless you give us notice stating the specific basis for that objection within two (2) years after the date rendered. You may not maintain any action, suit or proceeding of any nature against us in respect of any royalty accounting rendered or required to be rendered by us hereunder (or in respect of the accounting period to which it relates or was to relate) unless you commence that action, suit or proceeding in a court of competent jurisdiction within two (2) years after the date rendered. If you shall commence an action, suit or proceeding against us concerning royalty accountings rendered or required to be rendered by us hereunder, the scope of that action, suit or proceeding shall be limited to a determination of the amount of royalties, if any, payable for the accounting periods in question, and your sole remedy shall be the recovery of those royalties. For purposes of this subparagraph 10(d) and subparagraph 10(e) below, each royalty accounting required to be rendered hereunder shall be deemed to have been rendered as and when required unless you send us notice to the contrary not later than sixty (60) days after the date that royalty accounting was required to have been rendered hereunder;

(e) We shall maintain books and records concerning the sale of Records hereunder. You shall have the right to designate a certified public accountant on your behalf (who shall not be compensated on a contingent fee basis), at your own expense, to examine those books and records (but not any of our books or records relating to the manufacture or distribution of Records hereunder) solely for the purpose of verifying the accuracy of royalty statements rendered by us hereunder, only during our normal business hours and only upon reasonable written notice. You shall not have the right, however, to engage a particular accountant (or his or her firm) to conduct an examination of our books and records on your behalf if that accountant (or his or her firm) is then-currently engaged in an examination or audit of our books and records (or in the resolution of any outstanding claims derived therefrom) on behalf of a third Person. Our books and records relating to a particular royalty statement may be examined only within two (2) years after the date rendered. We shall have no obligation to permit you to examine our books or records relating to any particular royalty statement more than once. Prior to rendering a report to you with respect to the examination of our books and records as aforesaid, the accountant engaged by you shall first review his or her tentative written findings with a designated representative of our finance department in order to remedy any factual errors and clarify any issues that may have resulted from misunderstanding. You hereby acknowledge that our books and records contain confidential trade information. Neither you nor your accountant or other representatives shall communicate at any time to any other Person or use on behalf of any other Person any information obtained as a result of any examination of our books and records. Further, prior to the commencement of any examination of our books and records in accordance with the provisions of this subparagraph, you shall cause the accountant engaged by you to sign a letter in a form approved by us which acknowledges his or her agreement (and the agreement of his or her firm) to be bound by the foregoing. The rights hereinabove granted to you shall constitute your sole and exclusive rights to examine our books and records;

(f) We shall have the right to deduct from any monies payable hereunder any amounts paid or incurred by us to you or on your behalf or to or on behalf of any Person representing you, if those monies are not otherwise required to be paid or incurred by us hereunder (unless we expressly agree in writing that the payment in question is non-deductible or is only recoupable from royalties earned by you hereunder); and

(g) We shall have the right to deduct from any monies payable hereunder any amounts which are required to be deducted from those monies under any statute, regulation, treaty or other law, or under any union or guild agreement, and you shall promptly execute and deliver to us any documents required in connection therewith. If we fail for any reason to make any required deduction, then, without limiting any of our other rights or remedies, you shall pay us, upon demand, the amount of those monies which were paid to you but which we were required to have deducted, or, at our election, we may deduct that amount from any monies payable hereunder.

11. Composition Licenses & Royalties.

(a) You hereby grant to us and our designees the irrevocable, perpetual, non-exclusive right to use and/or reproduce each Controlled Composition (and the title and lyrics thereof) on and in connection with Records, including, without limitation, the advertising and promotion thereof, and to exploit those Records throughout the Territory;

(b) In connection with the grant of rights set forth in subparagraph 11(a) above, we shall pay the following amounts without regard to any unrecouped balance which you may have for any reason:

(i) (A) The rate for each Controlled Composition on a Record (other than an Audio-Visual Record) sold by us in the United States shall be the United States Controlled Composition Rate. The term "United States Controlled Composition Rate" shall mean an amount equal to one hundred percent (100%) of the "United States Statutory Rate." The term "United States Statutory Rate" shall mean an amount equal to the minimum statutory royalty rate (without regard to playing time) provided in the United States Copyright Act ("Act") for the mechanical reproduction of Compositions as of the "Determination Date" (defined below). If no such mechanical royalty rate exists under the Act, however, then the term "United States Statutory Rate" shall mean the mechanical royalty rate which we or our designee may negotiate in good faith at arm's-length with unrelated publishers effective as of the Determination Date;

(B) The rate for each Controlled Composition on a Record (other than an Audio-Visual Record) sold in Canada shall be the Canadian Controlled Composition Rate. The term "Canadian Controlled Composition Rate" shall mean an amount equal to one hundred percent (100%) of the Canadian Rate. The term "Canadian Rate" shall mean the minimum, standard mechanical royalty rate provided in mechanical licenses between record companies and unrelated publishers in Canada which are issued by CMRRA (or any successor) as of the Determination Date. If no such standard mechanical royalty rate exists, however, then the term "Canadian Rate" shall mean the mechanical royalty rate which we or our designee may negotiate in good faith at arm's-length with unrelated publishers effective as of the Determination Date. In no event, however, shall the number of Canadian pennies constituting the Canadian Rate exceed the number of United States pennies constituting the United States Rate in effect as of the Determination Date; and

(C) The term "Determination Date" shall mean the date on which the first Master embodying the Composition in question was required to be delivered to us hereunder;

(ii) (A) The rate for each Controlled Composition on an Audio-Visual Record sold by us in the United States shall be an amount equal to the United States Controlled Composition Rate;

(B) The rate for each Controlled Composition on an Audio-Visual Record sold in Canada shall be an amount equal to the Canadian Controlled Composition Rate; and

(C) No amount shall be payable for any unit of any Audio-Visual Record sold prior to the end of the semi-annual accounting period in which all Audio-Visual Production Costs of all Audio-Visual Recordings embodied in that Audio-Visual Record have been recouped from royalties earned by you hereunder in accordance with the provisions hereof;

(iii) Upon our request, you shall cause the issuance to us and our designees of licenses to use and reproduce all Controlled Compositions on Records hereunder sold outside the United States and Canada on terms no less favorable to us and our designees than those generally applicable to Records distributed in the country in question;

(iv) Notwithstanding the foregoing, the royalty rate for a Controlled Composition on a Budget Record or Premium, or for a Controlled Composition which is an arrangement of a public domain work shall be seventy-five percent (75%) of the United States Controlled Composition Rate or the Canadian Controlled Composition Rate, as applicable; the royalty rate for a Controlled Composition on an EP, Long-Play Single, Mid-Price Record, Record sold through a record club or New Record shall be the United States Controlled Composition Rate or the Canadian Controlled Composition Rate, as applicable; and if any particular Record embodies more than one (1) of the same or different Master Recordings of the same Controlled Composition, then the United States Controlled Composition Rate or Canadian Controlled Composition Rate, as applicable, shall be payable only once on all uses and/or reproductions of that Controlled Composition in that Record;

(c) We shall account for and pay royalties for the use or reproduction of Controlled Compositions in accordance with the provisions of subparagraphs (a), (d), (e), and (g) of paragraph 10 above, except that we shall send statements for those mechanical royalties on or before May 31 for the quarter-annual period ending the preceding March 31, on or before August 31 for the quarter-annual period ending the preceding June 30, on or before November 30 for the quarter-annual period ending the preceding September 30, and on or before the last day of February for the quarter-annual period ending the preceding December 31;

(d) You acknowledge that as an element of your delivery to us of a Master, you are required to cause the issuance to us or our designees of licenses to use or reproduce each Outside Selection (and the title and lyrics thereof) on the Required Terms. The term "Required Terms" shall mean (i) for Records sold in the United States or Canada, royalty rates and other terms that do not exceed the royalty rates and that otherwise are no less favorable to us and our designees than those provided in the standard licenses issued by The Harry Fox Agency, Inc. or any successor for audio Records sold in the United States and by CMRRA or any successor for audio Records sold in Canada or on then-current industry standard terms for Audio-Visual Records sold in the United States or Canada, except that the royalty rate for the use or reproduction of any Outside Selection on a Record sold in the United States or Canada must not exceed the United States Statutory Rate or the Canadian Rate, as applicable, and no royalties shall be payable for the use or reproduction of an Outside Selection on Records sold in the United States or Canada for which no Record royalties are payable under paragraph 9 above or otherwise and (ii) for Records sold outside the United States and Canada, terms no less favorable to us and our designees than those generally applicable to Records distributed in the country in question. If for any reason you fail to cause the issuance to us or our designees of a license for the mechanical reproduction of any Outside Selection as and when required hereunder, we shall have the right, at our election and without limiting our other rights or remedies in that event, to negotiate and execute licenses for the mechanical reproduction of those Outside Selections on Records distributed in the United States or Canada on terms and conditions which are determined solely by us or our designees;

(e) If the copyright or any other interest in any Controlled Composition is owned or controlled by a Person other than you, you shall cause that Person to grant to us and our designees the same rights, on the same terms, as set forth in this paragraph 11. To the extent that a Selection is in part a Controlled Composition and in part an Outside Selection, the provisions of subparagraph 11(a) above shall apply to the entirety of that Selection, and the foregoing shall not limit your obligations pursuant to subparagraph 11(e) above; and

(f) Notwithstanding anything to the contrary contained herein, the obligation to account for and pay royalties for the use and/or reproduction of any Selection on sales of Records or exploitations of Masters outside of the United States shall be that of the Licensee. In addition, the obligation to account for and pay royalties for any Selection on sales of Records or exploitations of Masters in the United States (other than sales or exploitations by us through our principal distributor in the United States) shall be that of the Licensee; and

(g) Notwithstanding anything to the contrary contained in this Agreement, we shall not recoup any advances from royalties payable for the use or reproduction of Controlled Compositions.

12. Audio-Visual Recordings.

(a) Upon our request, you shall appear for the making of Audio-Visual Recordings embodying your performances on the following terms:

(i) All Audio-Visual Production Elements must be mutually approved;

(ii) We shall pay the Audio-Visual Production Costs of Audio-Visual Recordings in an amount not in excess of a budget approved by us in writing. Fifty percent (50%) of the Audio-Visual Production Costs shall be recoupable from any royalties payable under this Agreement.

(iii) You shall cooperate with us and our designees and you shall perform to the best of your ability in connection with the production of the Audio-Visual Recordings; and

(b) Audio-Visual Recordings shall not apply in fulfillment of your Recording Commitment. We shall have no obligation, except as expressly otherwise provided in this paragraph 12, to pay any monies in connection with the production of Audio-Visual Recordings.

13. Warranties, Representations and Covenants.

You hereby warrant, represent, covenant and agree as follows:

(a) You have the right and power to enter into this Agreement, to grant the rights granted by you hereunder, and to perform all of the terms hereof. Without limiting the generality of the foregoing, no Selection shall be subject to any re-recording or other restriction;

(b) During the Term you shall become and remain member in good standing of any labor union or guilds with which we may have an agreement lawfully requiring your membership;

(c) All recording sessions for Masters and/or Audio-Visual Recordings shall be conducted in all respects in accordance with the terms of the AF of M Record Labor Agreement, the AFTRA Code for the Phonographic Industry, and agreements with all other labor unions and guilds having jurisdiction over the recording of the Masters and/or Audio-Visual Recordings;

(d) None of the following will violate or infringe upon the rights of any Person, including, without limitation, contractual rights, copyrights, rights of publicity and rights of privacy: the Masters; the Name ; any Selections; and any materials, ideas or other properties furnished or designated by you and embodied,

contained or used in connection with the Masters or the packaging of or the advertising for Records embodying Masters;

(e) You shall not render any services to or authorize or permit your name, likeness, other identification or biographical material to be used in any manner by any Person in the advertising, promotion or marketing of blank magnetic recording tape, digital audio tape or any other product or device intended to be sold, whether now known or hereafter developed, which may be used for the fixation of sound alone or sound together with visual images;

(f) During the Term, you shall not exploit or authorize the exploitation on Records of any recorded performance by you created prior to the Term, except for those recorded performances commercially exploited prior to the date hereof on Phonograph Records with your authority;

(g) You shall not, at any time, directly or indirectly, give or offer to give any consideration of any kind to any radio or television station or network, to any employee thereof, or to any Person controlling or influencing that station or network's programming for the purpose of securing the broadcast or promotion of any Record hereunder;

(h) Each of you is at least of the age of majority for purposes of entering into and executing this Agreement in the state of California;

(i) You shall not pay or incur any cost for which we may be held responsible unless we otherwise consent in writing; and

(j) Except as otherwise specifically provided herein, we shall have no obligation hereunder or otherwise to pay any Person any amounts in connection with the exercise of any of our rights hereunder.

14. Recording Restrictions.

(a) During the Term, you shall not enter into any agreement or make any commitment which would interfere with your performance of any of the terms hereof. Except as provided herein, during the Term you shall not perform for or render services in connection with the recording of any Master Recording for use or reproduction in a Record by any Person other than us;

(b) After the Term, you shall not perform prior to the Restriction Date for any Person other than us, for the purpose of recording a Master Recording, any Selection recorded hereunder or under any other agreement between you, on the one part, and us or any of our affiliates, on the other. The term "Restriction Date" shall mean the later of (i) the date two (2) years subsequent to the last date on which a Master embodying

that Selection was delivered to us and (ii) the date one (1) year subsequent to the date on which the Term ended.

(c) Notwithstanding anything to the contrary contained herein, you may perform as a so-called "side-artist", guest artist and/or background vocalist on Master Recordings embodying the featured performances of other featured artists ("Side Artist Recordings") without any obligation to us.

15. Unique Services. You expressly acknowledge that your services hereunder are of a special, unique, intellectual and extraordinary character which gives them peculiar value, and that, if you shall breach any term hereof, we will be caused irreparable injury which cannot adequately be compensated by money damages. Accordingly, we shall be entitled to seek injunctive relief, in addition to any other rights or remedies which we may have, to enforce the terms of this Agreement.

16. Certain Remedies.

(a) We may, at our election, suspend the running of the Term and our obligations hereunder upon notice to you (i) if for any reason your voice or ability to perform as an instrumentalist shall become impaired, (ii) if you shall refuse, neglect, fail or be unable to fulfill any obligation hereunder, or (iii) if as a result of an Act of God, accident, fire, labor controversy, riot, civil commotion, act of public enemy, law, enactment, rule, order, act of any government or governmental instrumentality, failure of technical facilities, failure or delay of transportation facilities, illness or incapacity of you or other Persons, or other cause of a similar or dissimilar nature not reasonably within our control, we are hampered in the recording, manufacture, distribution or sale of Records or our normal business operations become commercially impractical. A suspension shall be for the duration of any such event or contingency, and, unless we notify you to the contrary, the Contract Period during which that event or contingency shall have commenced shall be extended automatically by a number of days equal to the total number of days of the suspension, or such fewer number of days of which we may notify you. No suspension shall in any manner suspend or otherwise impair our rights under this Agreement;

(b) If your voice or ability to perform as an instrumentalist shall become impaired, if you shall refuse, neglect, fail or be unable to fulfill any obligation hereunder, including, without limitation, the obligation to record for and deliver to us Masters within the time periods set forth in paragraph 3 above, or if we reasonably believe that you will not be able to deliver to us any Master within the Recording Budget therefor approved by us, then, without limiting our other rights or remedies, we may terminate the Term upon notice to you, in which event we shall have no obligations or liabilities to you under this Agreement, except for our obligations, if any, with respect to Masters recorded prior to that termination. If we so terminate the Term, you shall pay us, on demand, an amount equal to any unrecouped advances hereunder, other than any

advances attributable to and paid in respect of any Master delivered to us prior to that termination;

(c) If we refuse to permit you to fulfill your Recording Commitment for any Contract Period, other than as a result of an event or contingency set forth in subparagraph 16(a) above, we shall have no obligations or liabilities to you in connection therewith unless within forty five (45) days after our refusal, you shall notify us of your desire to fulfill your Recording Commitment for that Contract Period and within thirty (30) days after our receipt of that notice we fail to notify you that we shall permit you to fulfill your Recording Commitment for that Contract Period. If we shall fail to so notify you that we shall permit you to fulfill your Recording Commitment for that Contract Period, the Term shall expire as of the end of that thirty (30) day period and we shall have no obligations or liabilities to you in connection therewith. We shall pay to you, however, promptly after the expiration of that thirty (30) day period, as an advance recoupable from royalties earned by you hereunder, an amount equal to (i) the aggregate of the minimum Recording Funds fixed in paragraph 8 above for each Required Album then remaining unrecorded of your Recording Commitment for the Contract Period during which the Term is so terminated (less any amounts previously paid or incurred by us which may or were intended to reduce any of those Recording Funds) less (ii) the average amount of the Recording Costs for the last two (2) Required Albums recorded hereunder (or if only one (1) Required Album has been recorded, the amount of the Recording Costs for that Required Album), multiplied by the number of unrecorded Required Albums set forth in clause (i) above. If for any reason we have not directly paid or incurred Recording Costs in connection with any Required Album, eighty percent (80%) of the Recording Fund for such Album shall be deemed "Recording Costs" for purposes of the preceding sentence. Notwithstanding the foregoing, if Masters sufficient to constitute at least the First Album have not been delivered to us, then the amount of the advance payable to you pursuant to the preceding sentence shall be an amount equal to the minimum union scale payments which would have been required to have been paid to you for the First Album. For the purposes of the foregoing, an Album shall be deemed to be comprised of eight (8) Masters;

(d) If this Agreement is subject to the provisions of Section 2855 of the California Labor Code ("2855") and you render to us the notice specified in 2855, you hereby acknowledge and agree that we will suffer money damages. If a claim, demand or action by or on behalf of you is based in whole or in part on 2855, we may elect any reasonable measure of money damages suffered by us and you acknowledge that either of the following, at our election and without limitation, shall be deemed to be reasonable measures of those money damages: (i) an amount equal to the profit earned by us from the most commercially successful Required Album (and all Records derived therefrom) theretofore delivered to us and commercially released by us in the United States multiplied by the number of Required Albums which you could have been required to deliver to us in fulfillment of your maximum Recording Commitment (assuming for this purpose only the exercise of all then-remaining options) but for your termination of the Term based on 2855, (ii) an amount equal to any advances, royalties or other sums paid or

payable by any Person other than us to you, or any Person owned or controlled by you, in whole or in part, in connection with the production or exploitation of Master Recordings which you could have been required to deliver to us in fulfillment of your maximum Recording Commitment (assuming for this purpose only the exercise of all then-remaining options) but for your termination of the Term based on 2855 and (iii) an amount equal to the profit earned by any Person exploiting any Master Recordings which you could have been required to deliver to us in fulfillment of your maximum Recording Commitment (assuming for this purpose only the exercise of all then-remaining options) but for your termination of the Term based on 2855. If you render the notice specified in 2855, then we may, at our election, without limiting any of our other rights or remedies, terminate the Term with respect to any or all members of you which are designated by us, by notice, without any liability or obligation to you; and

(c) This Agreement is an agreement to furnish personal services as described in Section 526 of the California Code of Civil Procedure and Section 3423 (5th) of the California Civil Code as those sections are effective as of the execution hereof ("Applicable Code Sections"). The following provisions of this subparagraph are intended to be interpreted and construed to comply with the provisions of the Applicable Code Sections concerning the availability of injunctive relief to prevent the breach of a Agreement in writing for rendition or furnishing of personal services. The term "Term Calendar Year" shall mean each consecutive twelve (12) month period of the Term. We hereby guarantee that each of you shall receive during each Term Calendar Year the minimum compensation required in the Applicable Code Sections. We shall have the right to pay to you at any time as additional advances recoupable from royalties earned by you hereunder any additional amounts which may be required to be paid as a condition to our petitioning for an injunction pursuant to the Applicable Code Sections.

17. <u>Producer and Other Royalties.</u>

(a) You shall be solely responsible for engaging, and you shall pay all royalties and other compensation which may be payable to, any producers of Masters or to any other Persons rendering services in connection with the recording of Masters or otherwise entitled to compensation in respect of the exploitation of Masters;

18. <u>Certain Definitions</u>.

(a) The term "<u>Album</u>" shall mean one (1) twelve (12) inch thirty three and one-third (33-1/3) rpm long-playing Conventional Disc or its Conventional Tape or other Record equivalent, with not less than eight (8) different Selections or of no less than forty five (45) minutes in playing time (unless we elect to permit a shorter playing time), or, where the context requires, Masters sufficient to constitute the foregoing. The maximum playing time of an Album shall not exceed the maximum number of minutes capable of being reproduced pursuant to the technological specifications of the format or

configuration concerned, which shall be designated by us in our reasonable good faith discretion;

(b) The term "Audio-Visual Production Costs" shall mean all union scale payments approved by us and made to you in connection with the production of Audio-Visual Recordings, all other payments made to any other Person pursuant to any applicable law or regulation or the provisions of any collective bargaining agreement between us and any union or guild (including, without limitation, payroll taxes and payments to union pension and welfare funds), all payments made to any other Person rendering services in connection with the production of Audio-Visual Recordings, all amounts paid or incurred for studio, hall, location or set rentals, costumes, props, tape, film, other stock, engineering, editing, instrument rentals and cartage, transportation and accommodations, immigration clearances, any so-called "per diems" for any Person (including you) rendering services in connection with the production of Audio-Visual Recordings, together with all other amounts paid or incurred in connection with the production and delivery to us of Audio-Visual Recordings;

(c) The term "Audio-Visual Production Elements" shall mean the Compositions embodied in Audio-Visual Recordings, the producer and director of Audio-Visual Recordings, all other Persons rendering services in connection with the production of Audio-Visual Recordings, the storyboard and script for the production of Audio-Visual Recordings, and the locations at and the dates on which Audio-Visual Recordings shall be produced;

(d) The term "Audio-Visual Record" shall mean a Record embodying visual images. A Record released by us in the "CD plus" or "enhanced CD" format shall not be an Audio-Visual Record but shall be a Compact Disc for all purposes of this Agreement;

(e) The term "Audio-Visual Recording" shall mean a Master embodying visual images;

(f) The term "Budget Record" shall mean the following: (i) with respect to Records sold in the United States, a Record bearing a Royalty Base Price less than sixty five percent (65%) of the Royalty Base Price in the United States of the greater of (A) the highest Royalty Base Price for any Record in the same configuration then regularly sold by us in the United States and (B) the highest Royalty Base Price at which the Record in question was ever sold by us in the United States; and (ii) with respect to Records sold outside the United States, a Record bearing a Royalty Base Price in the country in question less than or equal to eighty percent (80%) of the Royalty Base Price of the greater of (A) the highest Royalty Base Price of any Record in the same configuration then regularly sold by our principal Licensee in the country in question and (B) the highest Royalty Base Price at which the Record in question was ever sold by our principal Licensee in that country. Notwithstanding the foregoing, if our agreement with our principal Licensee of Records in any particular country of the Territory outside of the

United States makes a distinction between "budget" Records and "mid-price" Records and the percentage reduction triggering the definition of "budget" Records in the agreement in question is less than eighty percent (80%), then that percentage shall be applied in lieu of the percentage set forth in this subparagraph for the country concerned;

(g) The term "Compact Disc" shall mean a Record in any configuration (e.g., Album, Single, EP) in physical disc form with a diameter of four and five-eighths inches (4-5/8") primarily reproducing sound (but not together with visual images), the signals of which are encoded and decoded using digital technology and read from only one side of that disc by means of a laser;

(h) The term "Composition" shall mean a single musical composition (and a medley shall be deemed a single musical composition);

(i) The term "Controlled Composition" shall mean a Composition or other Selection, written or composed by you, in whole or in part, alone or in collaboration with other Persons, or which is owned or controlled, in whole or in part, directly or indirectly, by you, or any Person in which you have a direct or an indirect interest;

(j) The term "Conventional Disc" shall mean a black vinyl disc in analog form reproducing a Phonograph Record;

(k) The term "Conventional Tape" shall mean an analog tape cassette reproducing a Phonograph Record;

(l) The term "delivery to us" or words of similar connotation used in connection with Masters or Records shall mean delivery to our production manager (or such other Person as we may designate from time to time) at our offices in California of all of the following (or the modern equivalent): all master tapes and/or digitsl files along with all sequenced, equalized, fully-mixed and mastered digital audio media (or such other medium as we may hereafter designate consistent with industry standards) in proper form for the production of the parts necessary to manufacture or distribute Records therefrom and all consents, approvals, copy information, credits, licenses for all Selections recorded in those Masters, producer and mixer declarations, and other material and documents required by us to release Records embodying those Masters and to manufacture covers or other packaging therefor (including, without limitation, Artwork). No Master shall be deemed to have been delivered to us unless that Master is accepted by us as satisfactory pursuant to the provisions of subparagraph 4(c) above. Our election to pay to you any monies which were otherwise required to have been paid in connection with your delivery to us of any Master or our election to release or distribute any Record derived from any Master (whichever may come first) shall be deemed to be an acknowledgment by us that delivery to us of that Master has been completed in accordance with the provisions of this subparagraph 18(l);

(m) The term "EP" shall mean a twelve (12) inch thirty three and one-third (33-1/3) rpm or forty five (45) rpm Conventional Disc, or its Conventional Tape or other Record equivalent, with no fewer than four (4) different Selections and no more than seven (7) different Selections;

(n) Intentionally Omitted

(o) Intentionally Omitted

(p) The term "Licensee" shall mean a licensee of rights from us, including, without limitation, wholly or partly owned subsidiaries, affiliates and other divisions and companies of the Walt Disney Company;

(q) The term "Long-Play Single" shall mean a twelve (12) inch thirty three and one-third (33-1/3) rpm or forty five (45) rpm Conventional Disc, or its Conventional Tape or other Record equivalent with three (3) different Selections;

(r) The term "Master Recording" shall mean every form of recording (whether now known or unknown), of sound alone, or sound accompanied by visual images, which may be used in the recording, production, manufacture or transmission of Records;

(s) The term "Master" shall mean a Master Recording embodying your performances recorded or delivered to us during the Term;

(t) The term "Mid-Price Record" shall mean the following: (i) for a Record sold in the United States, a Record bearing a Royalty Base Price equal to or in excess of sixty-five percent (65%) and less than or equal to eighty percent (80%) of the greater of (A) the highest Royalty Base Price for any Record in the same configuration then regularly sold by us in the United States and (B) the highest Royalty Base Price at which the Record in question was ever sold by us in the United States; and (ii) for a Record sold outside the United States, a Record bearing a Royalty Base Price equal to the Qualifying Percentage of the greater of (A) the highest Royalty Base Price for any Record in the same configuration then regularly sold by our principal Licensee in the country in question and (B) the highest Royalty Base Price at which the Record in question was ever sold by our principal Licensee in the country in question. The "Qualifying Percentage" shall be the percentage (or range of percentages) used in our agreement with our principal Licensee in the country in question for the definition of a "mid-price" Record, if so defined in that agreement;

(u) The term "Multiple Album" shall mean two (2) or more Albums sold together as one (1) product;

(v) The term "Name" shall mean your legal name(s) and current professional name(s) or any other name(s) you may use for your professional activities at any time in any part of the Territory;

(w) The term "Net Receipts" shall mean the flat-fee or royalty specifically attributable solely to one (1) or more Masters Received by us from a Person for the exploitation by that Person of rights in those Masters, less all costs paid or incurred by us in connection with the exploitation of those rights and the collection of those monies, less all taxes and adjustments and less all royalties or other sums payable by us to any Person in connection with the exploitation of those rights, including, without limitation, royalties for the use and/or reproduction of the Selections embodied in those Masters, but excluding royalties or other sums payable to producers or other Persons rendering services in connection with the recording of those Masters, which shall be borne solely by you;

(x) The term "Net Sales" shall mean one hundred percent (100%) of gross sales less returns, credits and reserves against anticipated returns and credits. Notwithstanding the foregoing, if any Licensee accounts to us on the basis of less than one hundred percent (100%) of gross sales (less returns, credits and reserves), then for purposes of the exploitation in question, the term "Net Sales" shall be deemed to be those sales on which that Licensee accounts to us;

(y) The term "New Record" shall mean a Record (whether now known or unknown) other than a Phonograph Record, including, without limitation, the reproduction, exploitation or performance of a Master Recording by means of telephone, satellite, cable or other transmissions to the consumer over wire or its equivalent or through the air or other element;

(z) The term "Outside Selection" shall mean a Selection or portion thereof which is not a Controlled Composition;

(aa) The term "Person" shall mean any natural person, legal entity or other organized group of persons or entities;

(bb) The term "Phonograph Record" shall mean a Record in a physical, non-interactive Record configuration (e.g., a vinyl disc, a cassette tape, a Compact Disc, a videocassette, etc.) as created by the manufacturer and/or distributor prior to its placement in distribution channels intended to reach the consumer;

(cc) The term "Premium" shall mean any Phonograph Record specifically created for or sold in connection with the sale, advertising or promotion of any other product or service;

(dd) The term "Received" when used in connection with monies or payments shall mean our actual receipt of those monies or payments in United States

dollars in the United States or credits to our account in reduction of advances previously received by us (and not paid to you) in United States dollars in the United States from any Person, including without limitation, a Licensee. If any monies are Received in connection with Records sold by us directly to consumers where those monies are not specifically attributable to each such Record, then those monies shall be allocated reasonably by us. If any monies are Received for any exploitation of any Master from any source which pays you directly or indirectly for that exploitation, whether as a result of any law, rule or regulation or any industry-wide agreement, then those monies shall not be deemed Received for purposes of this Agreement;

(ee) The term "Record" shall mean every form of reproduction, transmission or communication (whether now known or unknown), embodying sound alone, or sound accompanied by visual images, manufactured, distributed, transmitted or communicated, directly or indirectly, for home use, business use, school use, personal use, jukebox use or use in means of transportation;

(ff) The term "Recording Costs" shall mean, without limitation, all minimum union scale payments made to you, all payments made to any other Person rendering services in connection with the production and recording of the Masters (including, without limitation, the producers and mixers of the Masters), all other payments which are made pursuant to any applicable law or regulation or the provisions of any collective bargaining agreement between us and any union or guild (including, without limitation, payroll taxes and payments to union pension and welfare funds and/or health and retirement funds), all amounts paid or incurred for studio or hall rentals, tape, engineering, editing, mixing, remixing, instrument rentals and cartage, mastering, transportation and accommodations, immigration clearances, any other clearances, any so-called "per diems" for any Person (including you) rendering services in connection with the recording of the Masters, together with all other amounts paid or incurred in connection with the production, recording and delivery to us of the Masters or Records derived therefrom;

(gg) The term "Recording Elements" shall mean the producer of each of the Masters, the Selections which shall be embodied in those Masters, all other Persons rendering services in connection with the recording of those Masters, and the studios at and the dates on which those Masters shall be produced;

(hh) Intentionally Omitted

(ii) The term "Selection" shall mean a Composition, poem, dramatic work, comedy routine or other verbal expression;

(jj) The term "Single" shall mean a seven (7) inch Conventional Disc or its Conventional Tape or other Record equivalent with no more than two (2) different Selections;

(kk) The term "Site" shall mean an internet site on the world-wide web or any other location on any successor to the internet or on or in any similar or dissimilar medium of communication accessible to consumers or businesses, relating to Records, to your professional activities in the entertainment industry, or to goods or services related to you or to your professional activities in the entertainment industry;

(ll) The term "SRLP" shall mean the suggested retail list price established from time to time by us or our Licensees for any Record in any particular configuration, which shall be determined from time to time with reference to the relevant wholesale price in a manner that shall be applied consistently to a majority of our (or our Licensees') then-current recording artists;

(mm) The term "Territory" shall mean the universe; and

(nn) The term "USNRC Net Sales" shall mean Net Sales of Records sold by us to consumers in the United States bearing the same Royalty Base Price as the majority or plurality of the new Record releases in the configuration in question and for which a royalty is earned by you pursuant to paragraph 9 above.

19. Indemnity. You hereby indemnify, save and hold us harmless from any and all damages, liabilities, costs, losses and expenses (including legal costs and attorneys' fees) arising out of or connected with any claim, demand or action inconsistent with any of the warranties, representations or covenants made by you in this Agreement. You shall reimburse us, on demand, for any payment made by us at any time with respect to any damage, liability, cost, loss or expense to which the foregoing indemnity applies and we shall have the right to deduct from any monies payable hereunder the amount for which you are required to reimburse us. Your indemnity hereunder, however, shall not apply unless the claim, demand or action in question results in a judgment in a court of competent jurisdiction or a settlement made with your prior consent. Pending the determination of any claim, demand or action, we may, at our election, withhold payment of any monies otherwise payable to you hereunder in an amount which does not exceed your potential liability to us pursuant to this paragraph 19, but any amount so withheld shall be released under the following conditions: (a) no action has been commenced within the statutory limitations period applicable to that action (but in no event less than twelve (12) months after we receive notice of any such claim, demand or action and only if we have not actually incurred legal fees or court costs); or (b) you post a Satisfactory Bond. The term "Satisfactory Bond" shall mean an indemnity or surety bond in a form, in an amount, and with a bonding company approved by us, the amount of which shall be nonetheless reasonably related to the claim, demand or action involved and our reasonably anticipated attorneys' fees and legal costs in connection therewith. You shall have the right to participate in the defense of any claim subject to this paragraph 19 with counsel of your selection at your sole expense. Our decision with respect to the defense of any such claim, however, shall be final. We shall not enter into a settlement of any claim subject to this paragraph 19 without your prior consent. If, however, you fail to consent to a settlement that we find acceptable, you shall promptly thereafter post a Satisfactory Bond. If you fail to post a Satisfactory Bond, we may settle such claim, demand or action and your indemnity hereunder shall apply with full force and effect.

20. Assignment. We shall not assign this Agreement in its entirety or the entirety of our rights hereunder except to any subsidiary, affiliated, controlling or other related company, to any partnership or joint venture in which we participate, or to any Person owning or acquiring a substantial portion of our stock or assets or into which or with which we might merge or consolidate. The foregoing shall not limit our right to assign to any Person any of our rights hereunder in the normal course of business. You shall not have the right to assign this Agreement or any of your rights hereunder or to delegate any of your obligations hereunder except to an entity primarily owned and controlled by you.

21. Notices. All notices shall be in writing and shall either be served by personal delivery, certified mail (return receipt requested) or facsimile transmission (with a copy sent concurrently by certified mail, return receipt requested), all charges prepaid, except that statements and payments may be sent by regular mail. All notices, statements and payments to you hereunder shall be addressed to you at the address set forth on page 1 above or at such other address as you may hereafter notify us from time to time. All notices to us hereunder shall be addressed to us at the address set forth on page 1 hereof or at such other address as we shall designate in writing from time to time and shall be addressed to the attention of our Senior Vice President, Business & Legal Affairs. Except as otherwise provided herein, notices shall be deemed given when personally delivered, mailed as aforesaid, or transmitted by facsimile (with a concurrent copy mailed as aforesaid), all charges prepaid, except that notices of change of address shall be effective only after actual receipt.

22. Miscellaneous.

(a) This Agreement sets forth your and our entire understanding relating to its subject matter. No modification, amendment, waiver, termination or discharge of this Agreement or of any its terms shall be binding upon either of us unless confirmed by a document signed by you and by a duly authorized officer of ours. No waiver by you or us of any term of this Agreement or of any default hereunder shall affect your or our respective rights thereafter to enforce that term or to exercise any right or remedy in the event of any other default, whether or not similar. If any provision of this Agreement shall for any reason be held to be unenforceable or illegal, that provision shall be severed from this Agreement and the remainder of this Agreement shall be valid and enforceable between the parties hereto just as if the provision held to be unenforceable or illegal had never been included in this Agreement;

(b) We shall not be deemed to be in breach of any of our obligations hereunder unless and until you shall have given us notice describing in detail the breach and we shall have failed to cure that breach within thirty (30) days after our receipt of that notice;

(c) Our payment obligations under this Agreement are conditioned upon your full and faithful performance of the terms hereof;

(d) Wherever your approval or consent is required hereunder, that approval or consent shall not be unreasonably withheld. You shall give us notice of your approval or disapproval or of your consent or non-consent within five (5) days (except as provided to the contrary herein) after our notice is sent and in the event of your disapproval or non-consent your notice shall contain the specific reasons therefor. Your failure to give us notice as aforesaid shall be deemed to be consent or approval, as the case may be, with respect to the matter submitted;

(e) Nothing herein contained shall constitute a partnership, joint venture or fiduciary relationship between you and us. Except as otherwise expressly provided herein, you are performing all obligations hereunder as **[an]** independent contractor**[s]**. Neither party hereto shall hold itself out contrary to the terms of this subparagraph and neither you nor we shall become liable for any representation, act or omission of the other contrary to the provisions hereof;

(f) This Agreement shall not be deemed to give any right or remedy to any third Person unless that right or remedy is specifically granted by us in writing to that third Person;

(g) The provisions of any applicable collective bargaining agreement between us and any labor union or guild which are required by the terms of that agreement to be included in this Agreement shall be deemed incorporated herein as if those provisions were expressly set forth in this Agreement;

(h) In the event of any action, suit or proceeding arising from or based upon this Agreement brought by either party hereto against the other, the prevailing party shall be entitled to recover from the other its attorneys' fees in connection therewith in addition to the costs of that action, suit or proceeding;

(i) Except as otherwise expressly provided herein, all rights and remedies herein or otherwise shall be cumulative and none of them shall be in limitation of any other right or remedy;

(j) THIS AGREEMENT HAS BEEN ENTERED INTO IN THE STATE OF CALIFORNIA *[NEW YORK]* AND ITS VALIDITY, CONSTRUCTION, INTERPRETATION AND LEGAL EFFECT SHALL BE GOVERNED BY THE LAWS OF THE STATE OF CALIFORNIA *[NEW YORK]* APPLICABLE TO AGREEMENTS ENTERED INTO AND PERFORMED ENTIRELY WITHIN THE STATE OF CALIFORNIA *[NEW YORK (WITHOUT GIVING EFFECT TO ANY CONFLICT OF LAWS PRINCIPALS UNDER NEW YORK LAW)]*. THE VENUE FOR ANY ACTION, SUIT OR PROCEEDING ARISING FROM OR BASED UPON THIS AGREEMENT SHALL BE THE APPROPRIATE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES *[NEW YORK]* IN THE STATE OF CALIFORNIA *[NEW YORK]*. IN CONNECTION

WITH THE FOREGOING, YOU AND WE EACH AGREE TO SUBMIT TO AND BE BOUND BY THE JURISDICTION OF THE APPROPRIATE STATE AND FEDERAL COURTS LOCATED IN THE COUNTY OF LOS ANGELES *[NEW YORK]* IN THE STATE OF CALIFORNIA *[NEW YORK]*;

(k) The paragraph headings herein are solely for the purpose of convenience and shall be disregarded in the interpretation of this Agreement or any of its terms;

(l) We may obtain, at any time during the Term, at our cost, insurance on the lives of one (1) or more members of you/your life. We or our designees shall be the sole beneficiary of that insurance and neither you, nor any member of you, nor any Person claiming rights through or from you shall have any rights in that insurance or the proceeds thereof. You shall cause such members of you to submit to such physical examinations and complete and deliver such forms as we may reasonably require and otherwise cooperate with us for the purpose of enabling us to secure that insurance;

(m) The provisions of the Immigration Reform and Control Act ("IRCA") are mandatory. You shall complete the Immigration and Naturalization Service Form I-9 ("Employment Eligibility Verification Form") no later than concurrently with your execution of this Agreement. Without limiting anything contained herein, any and all payments to or on behalf of you under this Agreement are conditioned upon your delivery to us of a completed Employment Eligibility Verification Form. This provision shall not in any way modify or alter the fact that you are performing your obligations hereunder as an independent contractor;

23. United States Release Commitment. Provided you have fulfilled all of your then-current material obligations hereunder, we shall release on Records in the United States each Required Album not later than one hundred twenty (120) days after the date on which you deliver to us that Required Album ("Domestic Release Period"). No days between October 15 and January 15 of the next calendar year shall be considered to calculate the duration of a Domestic Release Period. If we fail to release a Required Album during the Domestic Release Period, your sole remedy shall be to notify us of that failure (referring specifically to this paragraph) not later than sixty (60) days after the end of that Domestic Release Period for the Required Album in question advising us that the Term shall terminate if we fail to release that Required Album on or before the date that is sixty (60) days after our receipt of your timely notice ("Release Cure Period"). If we release that Required Album in the United States during the applicable Release Cure Period, then, solely for the purposes of this paragraph, we shall be deemed to have released that Required Album during the applicable Domestic Release Period. If we fail to release in the United States during the applicable Release Cure Period that Required Album subject to your notice, then the Term of this Agreement shall terminate as of the end of the Release Cure Period concerning that unreleased Required Album and we shall have no liabilities or obligations to you in connection with the termination of the Term.

24. Leaving Member Provisions.

(a) The term "Group" shall mean all members of you (whether presently or hereafter signatories to or otherwise bound by the terms of this Agreement) currently collectively and professionally known as "Bone Thugs-N-Harmony". Individuals in addition to those presently members of the Group may become members of the Group only with your prior written approval. Additional members shall be bound by the terms of this Agreement relating to you and you shall cause any additional member to execute and deliver to us such documents as we may deem necessary to evidence that individual's agreement to be so bound.

(b) In the event that you secure the services of Stanley Howse (p/k/a "Layzie Bone") and he becomes a signatory to this Agreement (by signing a sideletter which incorporates this Agreement by reference or other similar methodology); we shall pay you an additional Twenty-Five Thousand Dollars ($25,000) within five (5) days after he does so and you notify us. Also, in such event, the applicable royalties on sales of records which embody his performances will increase 1 percentage point (e.g., from 13% to 14%, etc.).

(b) A "Leaving Member" shall mean an individual member of the Group who ceases to record as a member of the Group or to engage in other professional activities of the Group. If any individual member of the Group shall become a Leaving Member, you shall promptly give us notice thereof. We shall also have the right to rely on any public statement by any member of the Group that such member has become a Leaving Member;

(c) (i) You hereby grant to us the irrevocable option for the exclusive recording services of any Leaving Member. We may exercise our option by notice to the Leaving Member no later than one hundred twenty (120) days after the date upon which we shall have received your notice required pursuant to subparagraph (b) above. If we shall so exercise our option with respect to any Leaving Member, that Leaving Member shall be deemed to have entered into an exclusive recording agreement with us ("Leaving Member Agreement") pursuant to which we shall be entitled to the exclusive recording services of that Leaving Member on the same terms contained in this Agreement applicable to the Group, except as otherwise hereinafter provided:

(A) The "Term" of a Leaving Member Agreement shall commence as of the date of our notice to that Leaving Member pursuant to the preceding provisions of this subparagraph (c). In addition to the "Initial Period" thereof, we shall have the same number of options, each to extend the Term of the Leaving Member Agreement for a "Renewal Period" as equal the number of separate Required Albums remaining to be delivered under this Agreement pursuant to paragraph 3 above;

(B) The Recording Fund, Advance and Royalties for each Master and/or Album delivered by the Leaving Member shall correspond to the provisions hereof.

(C) All of the royalty rates pursuant to paragraph 9 above shall remain the same.

(D) One-third of the amount of all unrecouped advances and other charges pursuant to this Agreement as of the date of the commencement of a Leaving Member Agreement shall constitute an advance recoupable from royalties payable by us under that Leaving Member Agreement.

(ii) At our request, you shall cause any Leaving Member to execute and deliver to us all documents as we may deem necessary to evidence the foregoing, including, without limitation, an exclusive recording agreement with us relating to that Leaving Member's recording services;

(d) Notwithstanding the foregoing, if any member of the Group shall be a Leaving Member or if the Group shall completely disband, then, without limiting our other rights and remedies, we may terminate the Term of this Agreement by notice to you and we shall thereby be relieved of any obligations or liabilities hereunder, except our obligations with respect to Masters recorded prior to that termination. If we elect to so terminate the Term of this Agreement, the provisions of subparagraph (c) above shall be applicable to each member of the Group as if each member were a Leaving Member;

(e) If any member of the Group shall become a Leaving Member and does not become a party to a Leaving Member Agreement, that member shall not have the right thereafter to use any name utilized by the Group (or any name similar thereto) or the phrase "formerly a member of [any name used by the Group]" (or any similar expression) in connection with any of his or her professional activities relating to Records; and

(f) Notices to a Leaving Member may be sent by us to your address above, or at such other address of which that Leaving Member shall have advised us in writing.

25. **<u>Independent Legal Counsel</u>. YOU ACKNOWLEDGE AND AGREE THAT YOU HAVE BEEN REPRESENTED BY INDEPENDENT LEGAL COUNSEL OR HAVE HAD THE UNRESTRICTED OPPORTUNITY TO BE REPRESENTED BY INDEPENDENT LEGAL COUNSEL OF YOUR OWN CHOICE FOR PURPOSES OF ADVISING YOU IN CONNECTION WITH THE NEGOTIATION AND EXECUTION OF THIS AGREEMENT. ADDITIONALLY, YOU ACKNOWLEDGE AND AGREE THAT EITHER YOU OR YOUR LEGAL COUNSEL HAVE HAD THE OPPORTUNITY TO INVESTIGATE AND INQUIRE ABOUT ALL OF THE RELEVANT FACTS AND**

CIRCUMSTANCES IN CONNECTION WITH YOUR ENTERING INTO AND EXECUTING THIS AGREEMENT. IF YOU HAVE NOT BEEN REPRESENTED BY LEGAL COUNSEL OF YOUR OWN CHOICE, YOU ACKNOWLEDGE AND AGREE THAT YOUR FAILURE TO BE SO REPRESENTED WAS DETERMINED SOLELY BY YOU, WITHOUT ANY INTERFERENCE BY US OR ANY PERSON RELATED TO US.

This Agreement shall not become effective until signed by you and countersigned by a duly authorized officer of ours.

If the foregoing correctly reflects your agreement with us, please so indicate by signing below.

Very truly yours,

SEVEN ARTS ENTERTAINMENT, INC..

By:________________________
David Michery
An Authorized Signatory on behalf of
and as authorized by Peter Hoffman, CEO

AGREED AND ACCEPTED:

BTNH ENTERPRISES, INC.

BY________________________
An Authorized Signatory

____
Charles Scruggs p/k/a Wish Bone

____
Anthony Henderson p/k/a Krayzie Bone

____
Stanley Howse p/k/a Flesh-N-Bone

____
Bryon McCane p/k/a Bizzy Bone

____
Tim "DJ U-Neek" Middleton

____
Consented: Michael Traylor